Exhibit 10.12

2008 BRUNSWICK PERFORMANCE PLAN (BPP)
SUMMARY TERMS AND CONDITIONS

Purpose	Reward achievement of annual goals
Eligibility	Key managers and above identified on an individual basis.
Performance Period	Fiscal year.
Performance Measures
Funding based on 60% achievement against strategic measures and 40% achievement against financial measures.  With respect to the 60% strategic measures:
▪ For Corporate-level employees,
✓ 50% based on the achievement of two Corporate-level goals, and
✓ 50% based on the consolidated results of the Division goals.

▪ For Division leaders,
✓ 50% based on the achievement of two Corporate-level goals, and
✓ 50% based on the results of their specific Division goals.

For the 40% financial portion:
▪ For Corporate-level employees,
✓ 40% based on Earnings Per Share (EPS), and
✓ 60% based on overall Brunswick Value Added (BVA) (defined as profits after-tax reduced for cost of capital)

▪ For Division leaders,
✓ 40% based on EPS, and
✓ 60% based on Division BVA

All other eligible division employees will be funded based on achievement of 60% strategic of their specific division and 40% based on their division-specific BVA.

Funding Review and Approval
The following steps will be taken to review and approve funding:

▪ CFO will review actual results quarterly to evaluate established accruals.
▪ CEO will review performance at end of performance period and recommend funding to Human Resource and Compensation Committee as appropriate.
▪ Committee will review and approve funding as deemed appropriate.

Individual Awards
Individual awards will be determined on a discretionary basis using overall approved funding, evaluation of individual performance for the performance period, target incentives as a percent of salary and covered salary (actual paid for year).

Individuals must be employed at end of performance period to receive an award, except those terminating due to death or permanent and total disability will be eligible to receive individual awards.

Timing of Award Payments	In 2009 after financial results are confirmed and appropriate approvals are obtained.
Claw Back
The Human Resources and Compensation Committee will evaluate the facts and circumstances of any restatement of earnings due to fraud or intentional misconduct that results in material noncompliance with any financial reporting requirement and, in its sole discretion, may require the repayment of all or a portion of bonus awards from individual(s) responsible for the restatement and others assigned to salary grade 21 and above, including senior executives, as deemed appropriate by the Committee.

Nothing contained in these materials constitutes or is intended to create a promise of an individual incentive award or a contract of continued employment. Employment is at-will and may be terminated by either the employee or Corporation for any reason at any time.